Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements of Harmonic Inc. on Form S-8 (Nos. 333-91464, 333-84720, 333-59248, 333-65051, 333-44265, 333-38025, 333-136425, 333-116467, 333-105873, 333-43160, 333-86649, 333-941380 and 333-140935) and on Form S-3 (Nos. 333-43903, 333-44748, 333-123823, 333-84430, 333-141603 and 333-140935) of Harmonic Inc. of our report dated October 15, 2007 relating to the financial statements of Rhozet Corporation, which appears in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
October 15, 2007